EXHIBIT 99.01

KANA Software Announces Preliminary First Quarter 2006 Financial Results That Exceed Analysts’ Expectations

Leading Multi-Channel Customer Service Vendor Estimates Positive Q1 EBITDA

MENLO PARK, Calif.—(BUSINESS WIRE)—April 24, 2006— KANA Software, Inc. (Pinksheets: KANA.PK), a world leader in multi-channel customer service, today announced preliminary financial results for the first quarter ended March 31, 2006.

KANA estimates that its total revenues for the first quarter of 2006 were between $11.4 million to $11.6 million, an increase of 13% to 15% over total revenues for the first quarter of 2005. License revenue is expected to be approximately $2.8 million to $3.0 million which represents an 80% to 95% increase over the first quarter of 2005. This marks the third consecutive quarter of license revenue growth for the company.

“We are extremely pleased with the estimated revenue results for the first quarter, a sequential increase of 12% to 20% over Q4 license revenue. This is 8% to 10% over our analysts’ expectations for total revenue and roughly 40% to 50% over the expected license revenue,” said Michael Fields, CEO at KANA. “I’m particularly happy with the fact that we estimate KANA will show a slightly positive EBITDA this quarter. We remain completely focused on providing our customers with the best product innovation and support. As companies realize the impact customer satisfaction and loyalty have on the bottom line, we are seeing a strong increase in demand for our multi-channel solutions which enable organizations to deliver superior customer service across all channels.”

About KANA

KANA is a world leader in multi-channel customer service. KANA’s integrated solutions allow companies to deliver consistent, managed service across all channels, including email, chat, call centers and Web self-service, so customers have the freedom to choose the service they want, how and when they want it. KANA’s clients report double-digit increases in customer satisfaction, while reducing call volumes by an average of 20%. KANA’s award-winning solutions are proven in more than 600 companies worldwide, including approximately half of the world’s largest 100 companies. For more information visit www.kana.com.

Cautionary Note Regarding Forward-looking Statements Under the Private Securities Litigation Reform Act of 1995:

Information in this release regarding KANA’s forecasts, projections, expectations, beliefs, and intentions are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to KANA as of the date of this release, which may likely change, and we assume no obligation to update any such forward-looking statement. These statements include statements about KANA’s customers’ expected benefits and results from KANA applications. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, but are not limited to: competition in our marketplace, including introductions of new products or services, or reductions in prices, by competitors; risks associated with lack of market acceptance of KANA’s products or services; inability to enhance and develop our products and services within budget and on schedule; inability to attract and retain qualified employees, to manage cash and expenditures or to expand sales; inability to manage our business in light of recent personnel reductions; KANA’s history of losses; the effect of potential military action and terrorist activities; and slow economic conditions, particularly as they affect spending by our prospective customers on SRM and similar enterprise software products. These and other factors are risks associated with our business that may affect our operating results and are discussed in KANA’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q.

NOTE: KANA is a registered trademark of KANA Software, Inc. All other company and product names may be trademarks of their respective owners.

Contact:

KANA Software

Jessica Hohn, 508-561-1236

jhohn@kana.com

or

Investors:

Market Street Partners

Carolyn Bass or Susan Coss, 415-445-3240

kana@marketstreetpartners.com